                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             Cheviot Financial Corp.
--------------------------------------------------------------------------------


                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)     Title of each class of securities to which transaction applies:

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      (2)     Aggregate number of securities to which transaction applies:

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      (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)     Proposed maximum aggregate value of transaction:

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      (5)     Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)     Amount Previously Paid:

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      (2)     Form, Schedule or Registration Statement No.:

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      (3)     Filing Party:

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      (4)     Date Filed:

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





March 24, 2006


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cheviot Financial Corp. (the "Company"). The Annual Meeting will be held at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio 45211 at 3:00 p.m. (local time) on April 25, 2006.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

The Annual Meeting is being held so that shareholders will be given an opportunity to elect directors and ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" the proposals presented at the Annual Meeting.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,



Thomas J. Linneman
President and Chief Executive Officer

                             CHEVIOT FINANCIAL CORP.
                              3723 GLENMORE AVENUE
                               CHEVIOT, OHIO 45211

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 25, 2006

To Our Shareholders:

        The Annual Meeting of Shareholders of Cheviot Financial Corp. (the "Company") will be held on Tuesday, April 25, 2006, at 3:00 p.m. Eastern Time at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio 45211, for the following purposes:

   1.   To elect two directors each to serve a three-year term;

   2. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm; and

   3. To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        The Board of Directors has established the close of business on March 15, 2006 as the record date (the "Record Date") for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to vote on matters to be presented at the Annual Meeting.

        YOUR VOTE IS IMPORTANT. PLEASE READ THE ENCLOSED MATERIAL AND VOTE YOUR SHARES. YOU CAN VOTE BY MAILING YOUR COMPLETED AND SIGNED PROXY OR VOTING INSTRUCTION CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE THE SHAREHOLDER OF RECORD FOR YOUR SHARES, YOU CAN ALSO VOTE AT THE ANNUAL MEETING.

        We have enclosed the Proxy Statement with this notice of the Annual Meeting.

                                          By Order of the Board of Directors


                                          James E. Williamson
                                          Executive Secretary


March 24, 2006

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IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO
POSTAGE IS REQUIRED IF MAILED WITH THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                             CHEVIOT FINANCIAL CORP.
                              3723 GLENMORE AVENUE
                               CHEVIOT, OHIO 45211


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2006
--------------------------------------------------------------------------------

        This Proxy Statement and the accompanying proxy or voting instruction card are furnished to the shareholders of Cheviot Financial Corp. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 25, 2006, at 3:00 p.m. Eastern Daylight Savings Time at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio 45211. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy or voting instruction card, and the Annual Report to Shareholders of the Company for the year ended December 31, 2005 are first being mailed on or about March 24, 2006 to the Company's shareholders of record on March 15, 2006 (the "Record Date").

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                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

        A shareholder who delivers a signed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy to the President of the Company prior to the Annual Meeting,
(ii) delivering written notice of revocation of the proxy to the President of the Company prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted:
(1) FOR the election of the two directors nominated by the Board of Directors;
(2) FOR the ratification of the selection of independent registered public accounting firm for 2006; and (3) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

        The Company is the parent company of Cheviot Savings Bank (the "Bank"). The Company is the majority-owned subsidiary of Cheviot Mutual Holding Company ("Cheviot Mutual"). Since Cheviot Mutual owns 55.0% of the Company's outstanding shares of Common Stock, the votes cast by Cheviot Mutual will be determinative in the voting on Proposal 1 (election of directors) and Proposal 2 (ratification of selection of independent registered public accounting firm).

        The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. The two nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected as directors. Approval of the ratification of registered public accounting firm requires that the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not be counted as votes cast in the election of nominees for director or other proposals. Proxies and ballots will be received and tabulated by The Registrar and Transfer Company, the Company's transfer agent for the Annual Meeting.

        As of the Record Date, the Company had 9,918,751 shares of Common Stock issued and outstanding of which Cheviot Mutual owns 5,455,313 shares. As provided in the Charter of the Company, for a period of five years from January 5, 2004, the date of the completion of the Company's stock offering, no person, except Cheviot Mutual, is permitted to beneficially own in excess of 10% of the Company's outstanding Common Stock (the "Limit"), and any shares acquired in violation of this Limit are not entitled to any vote. A person or entity is deemed to own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by completing and returning the enclosed proxy card will help to avoid additional expense.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each beneficial owner of more than five percent (5%) of such outstanding stock, (ii) each director and each executive officer, and (iii) all directors and executive officers of the Company as a group. Except as otherwise noted, the beneficial owners, directors and executive officers listed have sole voting and investment power with respect to shares beneficially owned by them.

                         NAME AND ADDRESS OF                             AMOUNT AND NATURE OF
                         BENEFICIAL OWNER(1)                             BENEFICIAL OWNERSHIP      PERCENT OF CLASS(2)
                         -------------------                             --------------------      -------------------
Cheviot Mutual Holding Company ......................................        5,455,313                     55.0%

Cheviot Financial Corp. Employee Stock Ownership Plan (the "ESOP")...          357,075(3)                  3.60%

Steven R. Hausfeld ..................................................            1,200(4)                  *
Edward L. Kleemeier .................................................           17,673(5)                  *
Thomas J. Linneman ..................................................           61,578(6)                  *
John T. Smith .......................................................           21,245(7)                  *
Robert L. Thomas ....................................................           16,445(8)                  *
James E. Williamson .................................................           13,544(9)                  *
Kevin M. Kappa ......................................................           42,546(10)                 *
Jeffrey J. Lenzer  ..................................................           31,015(11)                 *
Scott T. Smith.......................................................           40,472(12)                 *
All Directors and Executive Officers as a Group (9 persons) .........          245,718(13)                 2.48%

------------------------------
*       Indicates beneficial ownership of less than 1%.
(1) The address of all persons listed is: c/o Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211.
(2)     Based on 9,918,751 shares of Common Stock outstanding on March 15, 2006.
(3) These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the ESOP debt is repaid. As of the Record Date, 71,415 shares have been allocated to ESOP participants. Messrs. Thomas J. Linneman and Scott T. Smith have been appointed to serve as ESOP Administrator for the ESOP. First Bankers Trust is the ESOP Trustee. The ESOP Committee directs the vote of all unallocated shares and shares allocated to participants if timely voting directions are not received for such shares. Messrs. Linneman and Smith disclaim beneficial ownership for share voted by the ESOP Committee.
(4) These shares include 200 shares as to which Mr. Hausfeld has shared voting and investment power.
(5) These shares include 1,428 shares of Common Stock owned by jointly Mr. Kleemeier's spouse and a third person for which he does not have voting or investment power and disclaims beneficial ownership. Includes 1,785 shares of restricted stock and options to acquire 4,460 shares of Common Stock which were exercisable within 60 days of the Record Date.
(6) These shares include 12,500 shares of Common Stock owned by Mr. Linneman's spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership, and 7,653 ESOP shares over which Mr. Linneman has shared voting power, but no investment power. In addition, includes 8,925 shares of restricted stock and options to acquire 20,000 shares of Common Stock which are exercisable within 60 days of the Record Date. (Footnotes continued on next page)

(7) These shares include (a) 2,500 shares of Common Stock owned by Mr. Smith's spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership and (b) 12,500 shares of Common Stock held for the benefit of Mr. Smith under the Hawkstone Retirement Plan. Includes 1,785 shares of restricted stock and options to acquire 4,460 shares of Common Stock which were exercisable within 60 days of the Record Date.
(8) Includes 1,785 shares of restricted stock and options to acquire 4,460 shares of Common Stock which were exercisable within 60 days of the Record Date.
(9) These shares include 877 shares of Common Stock owned by Mr. Williamson's spouse for which he does not have voting or investment power. Includes 1,785 shares of restricted stock and options to acquire 4,460 shares of Common Stock which were exercisable within 60 days of the Record Date.
(10) These shares include (a) 8,385 shares of Common Stock owned by Mr. Kappa's spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership and (b) 2,640 shares of Common Stock allocated to Mr. Kappa's account under the Cheviot Savings Bank 401(k) Retirement Savings Plan and (c) 4,711 ESOP shares. Includes 5,350 shares of restricted stock and options to acquire 11,600 shares which are exercisable within 60 days of the Record Date.
(11) These shares include 4,402 shares of Common Stock owned by Mr. Lenzer's spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership and 4,761 ESOP shares. Includes 5,350 shares of restricted stock and options to acquire 12,100 shares which are exercisable within 60 days of the Record Date.
(12) These shares include 11,750 shares of Common Stock owned by Mr. Smith's spouse for which he does not have voting or investment power, 1,500 shares owned by Mr. Smith's children and 3,902 ESOP shares. Includes 3,570 shares of restricted stock and options to acquire 8,000 shares which are exercisable within 60 days of the Record Date.
(13) These shares include shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership. In the aggregate, the directors and executive officers of the Company disclaim beneficial ownership of and do not have voting or investment power for 43,542 of the shares.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

        The Company's Charter requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of six members. Two directors will be elected at the Annual Meeting, each to serve for a three-year term expiring in 2009 and until their successors have been elected and qualified.

        The Board has nominated Steven R. Hausfeld and Thomas J. Linneman, each of whom is a current director, as directors, to serve until the 2009 Annual Meeting of Shareholders. Information regarding the business experience of each nominee as well as each of the other directors is provided below.

        Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Hausfeld and Linneman to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

        Each director, including the director nominees, who was a director of the Bank on the date the Bank reorganized into the mutual holding company structure (the "Reorganization Date") continued to serve as a director of the Bank and became a director of each of the Company and Cheviot Mutual as of the Reorganization Date.

DIRECTOR NOMINEES
(TERMS EXPIRE AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS)

        STEVEN R. HAUSFELD, 48, is a Certified Public Accountant who owns a local accounting practice. Mr. Hausfeld previously served as a school board member for the Oak Hills Local School District through December, 2005. Mr. Hausfeld has served as a director of the Bank since July 2005. Mr. Hausfeld serves as the financial expert on the Audit Committee.

        THOMAS J. LINNEMAN, 52, is the President and Chief Executive Officer of the Company and Cheviot Mutual since the Reorganization Date and of the Bank since 1998. Mr. Linneman has served as a director of the Bank since 1998.

DIRECTORS NOT STANDING FOR ELECTION
(TERMS EXPIRE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS)

        EDWARD L. KLEEMEIER, 71, is a retired District Fire Chief for the City of Cincinnati, Ohio. Mr. Kleemeier has served as a director of the Bank since 1978.

        JAMES E. WILLIAMSON, 61, is a retired District Administrator (Director) of Oak Hills Local School District in Cincinnati, Ohio since 2000. Mr. Williamson was a high school principal in Cincinnati, Ohio from 1989 to 2000. Mr. Williamson also serves as the Executive Secretary of Cheviot Mutual and the Company. Mr. Williamson has served as a director of the Bank since 1997.

(TERMS EXPIRE AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS)

        JOHN T. SMITH, 61, is the Secretary/Treasurer of Hawkstone Associates, Inc. dba Triumph Energy Corp., a gasoline wholesaler and retailer. Mr. Smith is the father of Scott T. Smith, the Chief Financial Officer of the Company, Cheviot Mutual and the Bank. Mr. Smith has served as a director of the Bank since 1995.

        ROBERT THOMAS, 63, is the owner/operator of R&R Quality Meats & Catering in Cheviot, Ohio. Mr. Thomas has served as a director of the Bank since 1989.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. HAUSFELD AND LINNEMAN TO THE BOARD OF DIRECTORS. ---

BOARD STRUCTURE AND COMPENSATION

        The Company qualifies as a "controlled company" under NASDAQ Marketplace Rules because more than 50% of our voting power is held by Cheviot Mutual. Therefore, the Company is exempt from the NASDAQ Marketplace Rules requiring (a) the Company to have a majority of independent directors on the Board, (b) any compensation committee and nominating committee to be composed solely of independent directors, (c) the compensation of executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (d) the election or recommendation of director nominees for the Board's selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE AND OTHER MATTERS

        Based on information supplied to it by the directors, the Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in the NASDAQ Marketplace Rules:

        Steven R. Hausfeld                    Robert Thomas
        Edward L. Kleemeier                   James E. Williamson

        In this proxy statement these four directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors." The Independent Directors constitute a majority of the Board of Directors. Although Mr. Smith is not an employee of the Company or any of its affiliates, Mr. Smith is determined not to be independent because of a family relationship; Mr. Smith is the father of Scott T. Smith, the Chief Financial Officer of the Company, Cheviot Mutual and the Bank.

        The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the Securities and Exchange Commission ("SEC") and the Internal Revenue Service.

COMPENSATION OF DIRECTORS

        The Boards of the Company, Cheviot Mutual and the Bank are comprised of the same persons. To date, the Bank has compensated its directors for their services. The Company has not paid any additional compensation to the directors for this service, though it may choose to do so in the future.

        COMPENSATION OF NON-EMPLOYEE DIRECTORS. During the year ended December 31, 2005, directors received a $16,000 annual retainer for board membership (on the Bank) and an additional $3,000 retainer for membership on a committee.

        COMPENSATION OF DIRECTORS WHO ARE ALSO EMPLOYEES. During the year ended December 31, 2005, Mr. Linneman, the only director who is also an employee of the Company or the Bank, received $16,000 in compensation for board membership (on the Bank). Mr. Linneman did not receive any compensation for committee membership.

        DIRECTORS DEFERRED COMPENSATION PLAN. The Bank adopted, effective March 31, 2003, a directors deferred compensation plan as an additional benefit for its directors. Each person who was a member of the board on March 31, 2003 became a participant in the plan on such date. Any subsequent member of the board shall become a participant in the plan only if he or she is a member of the board of directors on the last day of the first plan year that ends after the date on which he or she completes ten years of service, which date is designated as his or her participation date in the plan. After becoming a participant under the plan, a person remains a participant until the entire balance of his or her account under the plan has been paid or forfeited under the terms of the plan.

        The plan provides for the payment of benefits to the Bank's directors upon termination of service with the Bank and vesting in the compensation plan after ten years of service. The deferred compensation liability reflects the current value of the plan obligation based on a present value of providing a sum certain of $11,400 per year to each participant for ten years after retirement. The present value was determined using an interest rate of 7.00% and the relevant time to retirement for each participant. The Bank recorded expense of approximately $21,000 for the directors deferred compensation plan for the year ended December 31, 2005.

        A participant shall forfeit the entire balance of his or her account and any right to future payment of a plan benefit if he or she violates certain standards of conduct as set forth in the plan.

BOARD AND COMMITTEE MEETINGS

        The Board of Directors of the Company currently has six directors and the following two committees: (1) Audit Committee and (2) Nominating Committee. The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in the day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and Committee meetings by the Chief Executive Officer and other officers.

        The directors of the Company also serve as the Board of Directors for the Bank and did so prior to the Reorganization Date. For the year ended December 31, 2005 the Board of Directors held 26 regular and one special meeting. No director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

        AUDIT COMMITTEE. The Audit Committee consists of three of the Independent Directors, Messrs. Hausfeld, Thomas and Williamson. The committee engages and dismisses of the Company's independent registered public accounting firm, oversees the Company's financial reporting process, evaluates the adequacy of the Company's internal controls, reviews the Company's compliance with federal, state and local laws and regulations, and monitors the legal and ethical conduct of Company management and employees. In addition, the committee reviews the Company's financial affairs, including its capital structure, borrowing limits, financing of corporate acquisitions and the performance of its benefit plans. The Audit Committee membership meets the audit committee composition requirements of the NASDAQ Marketplace Rules. Mr. Hausfeld has been designated as the audit committee's financial expert. Mr. Hausfeld is a certified public accountant. The Audit Committee also serves as the audit committee for the board of directors of the Bank.

        The Audit Committee of the Company met nine times for the year ended December 31, 2005. Pursuant to applicable regulations, the Audit Committee has adopted a written charter.

        NOMINATING COMMITTEE. The Nominating Committee consists of the entire Board of Directors, as required by the Company's Bylaws, including both independent and non-independent directors. As a "controlled company," the Company is not required to have the Nominating Committee comprised solely of the Independent Directors. The committee recommends nominees for the election of directors and officers, monitors the performance of the other Board committees, and informs the Board of shareholder concerns. The Nominating Committee does not operate under a formal written charter. The Company does not pay any third party a fee to assist it in identifying and evaluating potential nominees.

        The Nominating Committee of the Company met one time during 2005.

        "COMPENSATION COMMITTEE." The Company's Board of Directors does not have a Compensation Committee because the Company does not independently compensate its executive officers, directors or employees. These persons are compensated by the Bank. As a "controlled company," the Company is not required to adhere to the NASDAQ Marketplace Rules with respect to the Board's determination of the compensation of officers.

        OTHER BOARD COMMITTEES OF THE BANK. In addition to the committees of the Board of the Company, the board of directors of the Bank also maintains a loan committee and a compensation committee. The loan committee has the principal responsibility of approving certain loans to be provided by the Bank in its ordinary course of business. Since the Company does not independently compensate its executive officers, directors or employees, the compensation committee has the principal responsibility for setting and reviewing the compensation benefits provided to officers and employees of the Bank, who are also employees of the Company.

ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

        The Company does not have a policy regarding director attendance at the annual meetings of stockholders. Directors Kleemeier, Linneman, Smith, Thomas and Williamson attended the prior year's annual meeting of stockholders.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

        The non-management directors of the Company meet in executive session without management present from time to time as deemed necessary by the non-management directors, but at least two times per year. Shareholders or other interested parties may communicate with the presiding director or to the non-management directors as a group.

THE DIRECTOR NOMINATIONS PROCESS

        The purpose of the Nominating Committee is to consider both management and shareholder recommended candidates for possible inclusion in the Company's recommended slate of director nominees (the "Candidates").

        MINIMUM CRITERIA FOR CANDIDATES. At a minimum, each Candidate must (a) agree to accept the nomination for Board candidacy, (b) meet the standards of independence established by NASDAQ, and (c) meet all other applicable laws, rules, and regulations related to service as a Director of the Company.

        DESIRABLE QUALITIES AND SKILLS. In addition, the Nominating Committee will consider the following skills and characteristics of Candidates: (a) judgment, (b) diversity, (c) experience, (d) skills, (e) accountability and integrity, (f) financial literacy, (g) industry knowledge, (h) other board appointments, and (i) independence. In addition, in determining whether an incumbent director should stand for re-election, the Nominating Committee will consider the director's attendance at meetings, achievement of satisfactory performance and other matters determined by the Board.

        INTERNAL PROCESS FOR IDENTIFYING CANDIDATES. On a periodic basis, the Nominating Committee solicits ideas for possible Candidates from a number of sources - members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research, including database and Internet searches.

        GENERAL NOMINATION RIGHT OF ALL SHAREHOLDERS. Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in the Company's Bylaws. The Company has an advance notice bylaw provision. In order for the director nomination to be timely, a shareholder's notice to the Company's Executive Secretary must be delivered to the Company's principal executive offices not less than 30 days nor more than 60 days prior to the date of the Company's next annual meeting. If a shareholder provides timely notice as described above, in accordance with Company's Bylaws, the Candidate may be voted upon in the election of directors at the annual meeting and the Candidate's name will be included on the ballot for election. If a shareholder fails to provide timely notice, but still provides written notice to the Company's Executive Secretary at least five days prior to the annual meeting, the Candidate will be added to the ballots provided at the annual meeting, but will not be included on any proxy cards delivered by the Company. Further, the persons named in the proxy cards will be permitted to exercise discretionary voting authority with respect to any Candidate submitted by a shareholder less than 30 days before the date of the annual meeting.

        A shareholder entitled to vote may propose a Candidate from the floor at the annual meeting itself only if the Nominating Committee has failed to nominate a slate of candidates at least 20 days before the date of the annual meeting. If the Nominating Committee recommends a slate of Candidates at least 20 days before the date of the annual meeting, no votes will be allowed for Candidates who are proposed from the floor during the annual meeting.

        EVALUATION OF CANDIDATES. The Nominating Committee will consider all Candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Nominating Committee's initial evaluation, a Candidate continues to be of interest to the Nominating Committee, a member of the Nominating Committee will interview the Candidate and communicate such member's evaluation to the other Nominating Committee members. Later reviews will be conducted by other members of the Nominating Committee and the executive officers of the Company. Ultimately, background and reference checks will be conducted and the Nominating Committee will meet to finalize its list of recommended Candidates for the Board's consideration.

        TIMING OF THE IDENTIFICATION AND EVALUATION PROCESS. The Company's fiscal year ends on December 31. The Nominating Committee usually meets in February or March to consider and determine, among other things, Candidates to be included in the Company's recommended slate of director nominees for election by shareholders at the annual meeting.

AUDIT COMMITTEE REPORT

        During 2005, Messrs. Hausfeld, Thomas and Williamson served on the Audit Committees of the Bank and the Company, with Mr. Williamson serving as Chair. The Audit Committee of the Company operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASD. The Audit Committee is responsible for overseeing the Company's accounting and financial reporting processes, including the quarterly review and the annual audit of the Company's consolidated financial statements by Grant Thornton LLP ("Grant Thornton"), the independent registered public accounting firm of the Company and the Bank. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with management and Grant Thornton and discussed those matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, with Grant Thornton. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Statement No. 1 (Independence Discussions with Audit Committee) from Grant Thornton and discussed that firm's independence with representatives of the firm.

        Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management, the internal audit function and the independent registered public accounting firm of the Company and the Bank, the Audit Committee recommended that the Board of Directors include the audited financial statements of the Bank for the period ended December 31, 2005 in the Annual Report on Form 10-K for the Company as filed with the SEC.

                             Respectfully submitted,

                               Steven R. Hausfeld
                                  Robert Thomas
                               James E. Williamson

"COMPENSATION COMMITTEE" REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors of the Company does not have a separate compensation committee. The members of the Compensation Committee of the Bank are directors Thomas J. Linneman, John T. Smith and Edward L. Kleemeier, and Mr. Kleemeier is independent. The committee is responsible for reviewing all compensation matters related to non-executive positions and executive positions. The Compensation Committee met twice during the year ended December 31, 2005.

REPORT OF THE EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE

        Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

        The Compensation Committee is delegated the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. Independent directors sit on the Compensation Committee and participate in executive compensation decision-making.

        The primary goal of the Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the Bank. The Board of Directors determines the raises and bonuses of executive officers. Thomas J. Linneman is not present at the portion of the Board Meeting relating to the review of executive salaries.

        Compensation of senior management is reviewed annually. In general, the purpose of the annual compensation review is to ensure that base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order to attract and retain persons of high quality. In this regard, the Compensation Committee considers information received from America's Community Bankers compensation analysis regarding executive compensation, and information regarding the average salary increases and bonuses paid by other financial institutions. In addition, the Compensation Committee considers each executive officer's contribution to the Association when making its decision.

        The Board of Directors approved a base salary for the Chief Executive Officer of $185,000 for 2005, which represented an increase from the Chief Executive Officer's base salary of $160,707 in 2004. The 2005 base salary was based upon the Chief Executive Officer's performance and industry standards.

          This report has been provided by the Compensation Committee:

                     Directors Smith, Linneman and Kleemeier

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to the Company's directors, executive officers and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions. The Code of Ethics requires the Company's directors, executive officers and employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

STOCK PERFORMANCE GRAPH

        The graph below shows the cumulative total shareholder return assuming the investment of $100 on January 6, 2004 (and the reinvestment of dividends thereafter) in each of (i) the Company's Common Stock (ii) the NASDAQ Composite Index, and (iii) the SNL MHC Index (an industry index prepared by SNL Financial
LC). The Company's Common Stock was first publicly traded on January 6, 2004. The information presented below is for the period beginning with the closing price of the Company's Common Stock on January 6, 2004, its first trading day, and ending on December 31, 2005. Based upon the initial offering price of $10 per share (where $10 equals 100%), the value of the Common Stock (including dividends paid) on December 31, 2005 was $12.13 or 121.39% of its initial public offering price.

                             CHEVIOT FINANCIAL CORP.



                               [PERFORMANCE GRAPH]



                                                               PERIOD ENDING
                                          ------------------------------------------------------
     INDEX                                 01/06/04   06/30/04   12/31/04   06/30/05   12/31/05
     -------------------------------------------------------------------------------------------
     Cheviot Financial Corp.                 100.00     106.39     128.14     117.66     121.39
     NASDAQ Composite                        100.00     100.23     106.80     100.81     108.75
     SNL MHC Thrift Index                    100.00      97.30     114.35     114.38     117.48

Note: Cheviot Financial Corp. data based upon original $10.00 IPO price.
Note: NASDAQ Composite and SNL MHC Thrift Index values based upon closing values on 1/5/04.

                           SUMMARY COMPENSATION TABLE

        The following table shows the compensation of the Chief Executive Officer and certain other highly compensated executive officers of the Company or any of its subsidiaries for services to the Company or any of its subsidiaries during the years ended December 31, 2005 and 2004 and the fiscal period from April 1, 2003 to December 31, 2003. No other officer received total annual salary and bonus in excess of $100,000 during the 2005.

====================================================================================================================================
                                                     SUMMARY COMPENSATION TABLE
====================================================================================================================================
                                                                                       LONG-TERM
                           ANNUAL COMPENSATION(2)                                  COMPENSATION AWARDS
------------------------------------------------------------------------------ ------------------------------------ ----------------
                                                                    OTHER
                          YEAR ENDED                                ANNUAL      RESTRICTED                              ALL OTHER
NAME AND                   DECEMBER       SALARY      BONUS      COMPENSATION      STOCK      OPTIONS/SARS            COMPENSATION
PRINCIPAL POSITION          31,(1)         ($)         ($)          ($)(2)      AWARD(S)($)       (#)       PAYOUTS        ($)
----------------------- -------------- ----------- ----------- --------------- ------------- ------------- -------- ----------------
Thomas J. Linneman,          2005       $ 184,082   $  27,612    $                44,625        100,000               $  29,244(3)
President and Chief          2004         163,403      46,615            --         --             --         --         31,008(3)
Executive Officer            2003         116,454          --            --         --             --         --         13,994(3)
----------------------- -------------- ----------- ----------- --------------- ------------- ------------- -------- ----------------
Kevin M. Kappa,              2005       $ 104,708   $  15,706    $                26,750         58,000               $  10,206(4)
Vice President--             2004          98,010      27,966            --         --             --         --          9,689(4)
Compliance of the            2003          69,849          --            --         --             --         --          2,095(4)
Bank
----------------------- -------------- ----------- ----------- --------------- ------------- ------------- -------- ----------------
Jeffrey J. Lenzer,           2005       $ 114,308   $  17,146    $                26,750         60,500               $  11,061(5)
Vice President--             2004          98,010      27,939            --         --             --         --          9,678(5)
Operations of the Bank       2003          69,849           --           --         --             --         --          2,095(5)
----------------------- -------------- ----------- ----------- --------------- ------------- ------------- -------- ----------------
Scott T. Smith,              2005       $  94,536   $  14,180    $                17,850         40,000               $   8,523(6)
Chief Financial              2004          84,213      17,809            --         --             --         --          7,326(6)
Officer of the Bank          2003          60,021          --            --         --             --         --          1,653(6)
======================= ============== =========== =========== =============== ============= ============= ======== ================

--------------------------------
(1) In connection with the reorganization of the Bank, in 2003 the Bank changed its fiscal year end from March 31 to December 31. The information reported in the above table for 2003 covers the stub fiscal period of the Bank from April 1, 2003 to December 31, 2003.
(2) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.
(3) The amounts shown include (i) matching contributions by the Bank to the Bank's 401(k) Plan on behalf of Mr. Linneman of $13,244, $17,008 and $3,494 for the years ended December 31, 2005, 2004 and the fiscal stub period of 2003, respectively, and (ii) payment of annual retainers and bonuses for service as a director of $16,000, $14,000 and $10,500 for the for the years ended December 31, 2005, 2004 and the fiscal stub period of 2003 fees, respectively.
(4) The amounts shown include matching contributions by the Bank to the Bank's 401(k) Plan on behalf of Mr. Kappa of $10,206, $9,689 and $2,095 for the years ended December 31, 2005, 2004 and for the fiscal stub period of 2003, respectively.
(5) The amounts shown include matching contributions by the Bank to the Bank's 401(k) Plan on behalf of Mr. Lenzer of $11,061, $9,678 and $2,095 for the years ended December 31, 2005, 2004 and for the fiscal stub period of 2003, respectively.
(6) The amounts shown include contributions by the Bank to the Bank's 401(k) Plan on behalf of Mr. Smith of $8,523, $7,326 and $1,653 for the years ended December 31, 2005, 2004 and for the fiscal stub period of 2003, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        EMPLOYMENT AGREEMENT WITH MR. LINNEMAN. Effective January 5, 2004, the Bank entered into an employment agreement with Mr. Linneman which provided for the employment and retention of Mr. Linneman for a three-year term. Commencing on the first anniversary date of the employment agreement and continuing on each anniversary thereafter, the disinterested members of the board of directors of the Bank may extend the employment agreement an additional year such that the remaining term of the agreement shall be 36 months, unless Mr. Linneman elects not to extend the term by giving written notice to the board of directors. The employment agreement provides that the executive's base salary will be reviewed annually and may be increased but not decreased. The base salary that will be effective for such employment agreement will be $188,000. The Bank will also provide a bonus program to Mr. Linneman which will provide him with the opportunity to earn up to 50% of his base salary, on an annual basis, the amount of which shall be determined by specific performance standards and a formula to be agreed to by Mr. Linneman and the Bank's board of directors annually. Performance standards shall be measured on a calendar year, and no bonus shall be payable if Mr. Linneman is not employed on December 31 of the pertinent year. Mr. Linneman shall be entitled to participate in such life insurance, medical, dental, 401(k), profit-sharing and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Bank for the benefit of its employees. In addition, the Bank shall provide Mr. Linneman with a supplemental life insurance policy with a death benefit of not less than $200,000.

        Under the employment agreement, if Mr. Linneman dies, retires or is terminated "for cause" or if he voluntarily terminates his employment without good reason (as defined in the employment agreement), Mr. Linneman (or his estate) shall be entitled to receive the compensation due him through the last day of the calendar month in which his death, retirement or termination occurred. In the event of Mr. Linneman's disability, the Bank will pay him, as disability pay, pursuant to the long-term disability policy then in effect. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to him under any other disability programs sponsored by the Bank. In addition, during any period of his disability, he and his dependents shall, to the greatest extent possible, continue to be covered under all benefit plans including, without limitation, retirement plans and medical, dental and life insurance plans of the Bank on the same terms as if he were actively employed by the Bank.

        Under the employment agreement, if the employment of Mr. Linneman is terminated by the Bank without cause or Mr. Linneman terminates his employment with good reason (as defined in the employment agreement), Mr. Linneman would be entitled to a severance payment equal to the base salary (determined by reference to his base salary on the termination date) and bonuses (determined by reference to his average bonus over the three years preceding his termination date) that would otherwise have been payable over the remaining term of the agreement. Such amounts shall be paid in one lump sum within ten calendar days of such termination. In addition, Mr. Linneman shall, for the remaining term of the employment agreement, receive the benefits he would have received during the remaining term of the employment agreement under any retirement programs in which he participated prior to his termination and continue to participate in any benefit plans of the Bank that provide health (including medical and dental), life, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Bank during such period.

        If, within the period ending two years after a change in control (as defined in the employment agreement), the Bank shall terminate Mr. Linneman's employment without good cause or Mr. Linneman terminates his employment with good reason, Cheviot Savings Bank shall, within ten calendar days of termination of his employment, make a lump sum cash payment to him equal to 2.99 times the executive's average annual compensation over the five most recently completed calendar years ending with the year immediately preceding the effective date of the change in control. In such event, Mr. Linneman shall for a 36-month period following his termination of employment continue to receive the benefits he would have received over such period under any retirement plans in which he participated prior to this termination and shall continue to participate in any benefit plans that provide health (including medical and dental), life or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives during such period. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are required to pay a 20% excise tax on the amount of the payment in excess of the base amount, and the employer is not entitled to deduct such amount.

        Upon termination of Mr. Linneman for any reason, he must adhere to a two-year non-competition covenant.

        All reasonable costs and legal fees paid or incurred by Mr. Linneman in any dispute or question of interpretation relating to the employment agreement will be paid by the Bank, if Mr. Linneman is successful on the merits in a legal judgment, arbitration or settlement. The employment agreement also provides that the Bank will indemnify the executive for certain liabilities and expenses as provided therein.

        CHANGE-IN-CONTROL SEVERANCE AGREEMENTS WITH MESSRS. KAPPA AND LENZER. Effective January 5, 2004, the Bank entered into change in control severance agreements with each of Messrs. Lenzer and Kappa to provide benefits to each of them upon a change in control of either the Bank or the Company. Each severance agreement provides for a three-year term. Additionally, on or before each anniversary date of the effective date of the severance agreement, the term of the agreement may be extended for an additional one-year period beyond the then effective expiration date upon a determination and resolution of the board of directors that the performance of the employee has met the requirements and standards of the board and that the term of the agreement should be extended. Under the severance agreement, if a change in control of the Bank or the Company occurs, Messrs.

Lenzer and Kappa, if terminated or if each terminates his employment upon the occurrence of certain events specified in the severance agreement within 12 months after any change in control, will be entitled to receive an amount equal to two times the prior calendar year's cash compensation paid to such executive by the Bank. Such sum will be paid at the option of the executive either in one lump sum not later than the date of such termination of employment or in periodic payments over the next 24 months after such termination of employment.

401(K) PLAN

        The Bank maintains the Cheviot Savings Bank 401(k) Retirement Savings Plan (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code. Employees who have attained age 21 and have completed one year of employment are eligible to participate. Employees are entitled to enter the 401(k) Plan on the first January 1 or July 1 occurring after the employee becomes eligible to participate in the 401(k) Plan.

        Under the 401(k) Plan participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash equal to the lesser of (i) a maximum percentage of compensation as indicated in a notice received from the 401(k) Plan administrator or (ii) an indexed dollar amount set by the Internal Revenue Service, which is $14,000 for 2005. In addition, for participants that are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called "catch-up contributions") to the 401(k) Plan. The additional amounts may be deferred regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan. The maximum "catch-up contribution" that a participant can make in 2005 is $4,000.

        Each plan year (a calendar year), the Bank will contribute to the 401(k) Plan the following amounts: (a) the total amount of the salary reduction a participant elected to defer; (b) in the discretion of the Bank, a matching contribution equal to a percentage of the amount of the salary reduction a participant elected to defer; and (c) an amount equal to 3% of a participant's plan compensation (generally the sum of a participant's Form W-2 wages and other compensation for the year plus a participant's before-tax contributions to the 401(k) Plan and any other benefit plans of the Bank, up to a legal limit (which is $210,000 for 2005)) for the year plus 3% of a participant's plan compensation for the year in excess of 50% of the Social Security Taxable Wage Base for old-age retirement benefits for the year ($45,000 for 2005) plus any additional amount that does not match a participant's salary reduction and that is determined by the Bank in its discretion.

        The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options, including the opportunity to invest in a "Cheviot Financial Corp. Stock Fund." Each participant who directs the trustee to invest all or part of his or her account in the Cheviot Financial Corp. Stock Fund will have assets in his or her account applied to the purchase of shares of Common Stock. Participants will be entitled to direct the trustee as to how to vote his or her allocable shares of Common Stock.

        Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier payment is selected. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant's death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant's spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. Normal retirement age under the 401(k) Plan is age 65. Early retirement age is age 55.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (THE "ESOP")

        In January 2004, the Company implemented the Cheviot Financial Corp. Employee Stock Ownership Plan in connection with the reorganization and stock offering. Employees who are at least 21 years old, who have at least one year of employment with the Bank or an affiliated corporation and who have completed at least 1,000 hours of service, are eligible to participate. As part of the reorganization and stock offering, the ESOP borrowed funds from the Company and used those funds to purchase 357,075 shares of Common Stock. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the participating employers' discretionary contributions to the ESOP over a period of up to 10 years. The loan bears interest at an annual percentage rate fixed at 4.0%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

        Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan 100% vested upon completion of five years of credited service. A participant's interest in his or her account under the plan also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of Common Stock and/or cash. Contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the ESOP cannot be estimated. Under generally accepted accounting principles, a participating employer will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account

EFFECT OF CHANGE IN CONTROL ON CERTAIN EXECUTIVE COMPENSATION PLANS

        In the event of a change in control, the ESOP will terminate and participants will become fully vested in their account balances, which will be paid to them.

STOCK BENEFIT PLANS

        STOCK-BASED INCENTIVE PLAN. The Board of Directors has adopted the 2005 Cheviot Financial Corp. Stock-Based Incentive Plan ("2005 Plan"), to provide officers, employees and directors of the Company or the Bank with additional incentives to share in the growth and performance of the Company. The 2005 Plan was approved by stockholders on April 26, 2005.

        The 2005 Plan authorizes the issuance of up to 680,426 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, reload options or restricted stock awards, provided that no more than 194,408 shares may be issued as restricted stock awards, and no more than 486,018 shares may be issued pursuant to exercise of stock options.

        Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the 2005 Plan.

        The Compensation Committee may determine the type and terms and conditions of awards under the 2005 Plan. Awards may be granted in a combination of incentive and non-statutory stock options, reload options or restricted stock awards. Awards may include the following:

        (I) STOCK OPTIONS. A stock option gives the recipient or "optionee" the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price shall not be less than the fair market value of the underlying common stock on the date the stock option is granted. Fair market value for purposes of the 2005 Plan means the average of the closing high bid and low asked price of the common stock as reported on the OTC Electronic Bulletin Board (or the average of the high and low quoted sales prices of the common stock on the Nasdaq Stock Market) on the day the option is granted or, if the common stock is not traded on the date of grant, the fair market value shall be determined by the Compensation Committee in good faith on an appropriate basis.

        Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash, check payable to the Company or electronic funds transfer; or (ii) with stock of the Company which was owned by the participant for at least six months prior to delivery; or (iii) by reduction in the number of shares deliverable pursuant to the stock option, or (iv) subject to a "cashless exercise" through a third party. Cash may be paid in lieu of any fractional shares under the 2005 Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee.

        (II) RELOAD OPTIONS. Reload options entitle the holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the shares on the date the original option is exercised. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised. Reload options issued on the exercise of incentive stock options may be incentive stock options or non-statutory stock options.

        (III) STOCK AWARDS. Stock awards under the 2005 Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Compensation Committee which are set forth in the award agreements. Any stock award granted under the 2005 Plan will be subject to vesting as determined by the Compensation Committee. Awards will be evidenced by agreements approved by the Compensation Committee which set forth the terms and conditions of each award.

        TRANSFERABILITY OF AWARDS. Generally, all awards, except non-statutory stock options, granted under the 2005 Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Compensation Committee's sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Exchange Act. During the life of the participant, awards can only be earned by him or her. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2005 Plan upon the participant's death.

        CHANGE IN CONTROL. Upon the occurrence of an event constituting a change in control of the Company as defined in the 2005 Plan, all stock options will become fully vested, and all stock awards then outstanding shall vest free of restrictions.

        EFFECT OF TERMINATION OF SERVICE. Unless the Compensation Committee specifies otherwise at the time an award is granted, upon the occurrence of the participant's termination of service due to death or disability, all unvested stock options and stock awards made to the participant will become fully vested. Subject to OTS regulations and policy (or the receipt of any required waivers from the OTS), and unless the Compensation Committee specifies otherwise at the time an award is granted, in the event of a normal retirement of a participant any unvested award of stock options and/or restricted stock shall become fully vested in the participant. Unless the Committee specifies otherwise, a person who is a member of the Board of Directors shall not be deemed to have retired until service as a director or director emeritus has ceased.

        Set forth below is certain information regarding options granted to the Named Executive Officers during 2005.

========================================================================================================================

                                            OPTION GRANTS IN LAST FISCAL YEAR
========================================================================================================================
                                         PERCENT OF TOTAL
                            OPTIONS     OPTIONS GRANTED TO                                           GRANT DATE PRESENT
        NAME                GRANTED    EMPLOYEES IN FY 2005   EXERCISE PRICE     EXPIRATION DATE          VALUE(1)
----------------------- -------------- -------------------- ------------------ ------------------- ---------------------
 Thomas J. Linneman         100,000             26%               $11.15             5/05/15               $3.36

 Kevin M. Kappa              58,000             15%               $11.15             5/05/15               $3.36

 Jeffrey J. Lenzer           60,500             16%               $11.15             5/05/15               $3.36

 Scott T. Smith             40,000              10%               $11.15             5/05/15               $3.36
======================= ============== ==================== ================== =================== =====================

-------------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 22.45%; risk free rate of return of 4.19%; and a 10 year option life.

        No options were exercised by the Named Executive Officers during 2005.

        The following table sets forth information concerning options outstanding and exercised to the named executive officers at December 31, 2005.

======================================================================================================================

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                             FISCAL YEAR-END OPTION VALUES
======================================================================================================================

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
           NAME              SHARES ACQUIRED       VALUE                OPTIONS AT           IN-THE-MONEY OPTIONS AT
                              UPON EXERCISE     REALIZED (1)         FISCAL YEAR-END             FISCAL YEAR-END
                                                                --------------------------- --------------------------

                                                                 EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------- ---------------- ----------------- --------------------------- --------------------------
Thomas J. Linneman                  --                --                 --/100,000                 $--/$54,000
---------------------------- ---------------- ----------------- --------------------------- --------------------------
Kevin M. Kappa                      --                --                  --/58,000                 $--/$31,320
---------------------------- ---------------- ----------------- --------------------------- --------------------------
Jeffrey J. Lenzer                   --                --                  --/60,500                 $--/$32,760
---------------------------- ---------------- ----------------- --------------------------- --------------------------
Scott T. Smith                      --                --                  --/40,000                 $--/$21,600
============================ ================ ================= =========================== ==========================

---------------------
(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of Common Stock received upon exercise computed using the price of the Common Stock as quoted on the Nasdaq Small Cap Market at the time of exercise.

        Set forth below is information as of December 31, 2005 regarding equity compensation plans. Other than the ESOP, the Company does not have any equity compensation plans that were not approved by its stockholders.

==================================== ============================ =========================== ===========================
                                      NUMBER OF SECURITIES TO BE
                                       ISSUED UPON EXERCISE OF                                    NUMBER OF SECURITIES
                                       OUTSTANDING OPTIONS AND          WEIGHTED AVERAGE        REMAINING AVAILABLE FOR
                PLAN                           RIGHTS                    EXERCISE PRICE           ISSUANCE UNDER PLAN
------------------------------------ ---------------------------- --------------------------- ---------------------------
Equity compensation plans approved
by stockholders.................               680,426                       $11.15                     127,416
------------------------------------ ---------------------------- --------------------------- ---------------------------
Equity compensation plans not
approved by stockholders........                    --                           --                          --
------------------------------------ ---------------------------- --------------------------- ---------------------------
      Total.....................               680,426                       $11.15                     127,416
==================================== ============================ =========================== ===========================

CERTAIN TRANSACTIONS AND COMPENSATION ARRANGEMENTS

        The Bank's current policy is that no loans are to be extended to directors or executive officers of the Bank without the approval of the Bank's board of directors. Current directors, officers and employees are eligible for any type of credit offered by the Bank. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. As of December 31, 2005, there were a total of 12 loans to directors/officers of the Bank with a total balance of approximately $1.1 million. The loans made to directors and executive officers were made in the ordinary course of business and did not involve more than a normal risk of collectibility. Any future loans made to any directors, executive officers, officers or employees of the Bank will be made under the same terms and conditions.

        Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to an officer or director of the Company. There are several exceptions to this general prohibition, including loans made by an FDIC insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers comply with the Federal Reserve Act and the Federal Reserve Board's Regulation O and, therefore, are excepted from the prohibitions of Section 402.

--------------------------------------------------------------------------------
     PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM
--------------------------------------------------------------------------------

        The Audit Committee requests that shareholders ratify the Audit Committee's selection of Grant Thornton to serve as the Company's independent registered public accounting firm for fiscal year ending December 31, 2006. Grant Thornton audited the financial statements of the Bank for the years ended December 31, 2005 and 2004 and the fiscal stub period of April 1, 2003 to December 31, 2003. As noted herein, the Bank changed its fiscal year to correspond with that of the Company in connection with the reorganization of the Bank. Representatives of Grant Thornton will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company (or the Bank) for the years ended December 31, 2004 and 2005 by Grant Thornton:

                                                               2004             2005
                                                               ----             ----
            Audit Fees..............................       $     38,000     $     46,900
            All Other Fees:
                 Audit Related Fees.................             19,905           23,436
                 Tax Fees...........................              3,100            5,000
                 Stock Offering Related Fees........              5,100               --
                                                          ---------------  ---------------

                     Total All Other Fees...........       $     28,105     $     28,436

        AUDIT-RELATED FEES consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements of the Bank and the Company. This category includes fees related to audit and attest services not required by statute or regulations, acquisitions and investments, and consultations concerning financial accounting and reporting standards.

        TAX FEES consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

        STOCK OFFERING RELATED FEES consist of fees for professional services provided in connection with the initial public offering of the Company's Common Stock arising out of the reorganization of the Bank from mutual to stock form. These services include assistance regarding the preparation of pro-forma financial statements and registration statement disclosures and the provision of tax advice.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Grant Thornton and has concluded that it is.

        For the fiscal year 2006, the Audit Committee has selected Grant Thornton as its principal outside accountant.

        Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        PRE-APPROVAL POLICIES AND PROCEDURES. In accordance with rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related services and all permitted non-audit work performed by the independent accountants, Grant Thornton, must be pre-approved by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and is informed of each service actually rendered that was approved through its pre-approval process. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the fiscal years ended December 31, 2005 and 2004.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended December 31, 2005, all such persons complied on a timely basis with the filing requirements of Section 16(a).

SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to the Executive Secretary, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211 and must be received by November 25, 2006. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Exchange Act. Any shareholder who intends to propose any other matter to be acted upon at the 2007 annual meeting of shareholders without inclusion of such proposal in the Company's proxy statement must inform the Company no later than March 26, 2007. If notice is not provided by that date, the persons named in the Company's proxy for the 2007 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2007 annual meeting. All shareholder proposals and notices must also meet all requirements set forth in the Company's Charter and Bylaws.

OTHER MATTERS TO COME BEFORE THE MEETING

        At the time this Proxy Statement was released for printing on March 24, 2006, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

MISCELLANEOUS/FINANCIAL STATEMENTS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

ANNUAL REPORT TO SHAREHOLDERS

        The Annual Report to Shareholders for the Company for the year ended December 31, 2005, has been mailed to shareholders concurrently with this mailing of this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy solicitation materials. IF YOU WOULD LIKE AN ADDITIONAL COPY OF THE ANNUAL REPORT TO SHAREHOLDERS OR A COPY OF THE COMPANY'S FORM 10-K THAT HAS BEEN FILED WITH THE SEC, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, PLEASE WRITE TO KIMBERLY SIENER, INVESTOR RELATIONS, CHEVIOT FINANCIAL CORP., 3723 GLENMORE AVENUE, CHEVIOT, OHIO 45211, AND THE COMPANY WILL SEND COPIES OF EACH TO YOU FREE OF CHARGE. THE EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE FURNISHED FOR A FEE THAT IS REASONABLY RELATED TO THE COMPANY'S EXPENSES TO FURNISH SUCH ITEMS.

PROXY STATEMENTS FOR SHAREHOLDERS SHARING THE SAME HOUSEHOLD MAILING ADDRESS

        If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to The Registrar and Transfer Company at the below address. In the written notice please indicate the names of all accounts in your household and The Registrar and Transfer Company will forward the appropriate forms for completion.

               THE REGISTRAR AND TRANSFER COMPANY
               10 COMMERCE DRIVE
               CRANFORD, NEW JERSEY  07016-3506

        Any shareholders participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card for each account.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders who wish to communicate with the Board, specified individual directors and non-management directors should send any communications to the Executive Secretary, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211 and identify the intended recipient. All communications addressed will be forwarded to the identified person or persons.

                                         By Order of the Board of Directors


                                         James E. Williamson
                                         Executive Secretary

March 24, 2006